                                United States
                      Securities and Exchange Commission
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 29, 2002



                            Hercules Incorporated
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            (Exact name of registrant as specified in its charter)

                Delaware                                   001-00496                                51-0023450
------------------------------------------    ------------------------------------    ---------------------------------------
     (State or other jurisdiction of               (Commission File Number)            (IRS Employer Identification Number)
             incorporation)



                                Hercules Plaza
                           1313 North Market Street
                       Wilmington, Delaware 19894-0001
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             (Address of principal executive offices) (Zip Code)

                                (302) 594-5000
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             (Registrant's telephone number, including area code)






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Item 5.           Other Events.

                  On April 29, 2002, Hercules Incorporated ("Hercules") announced the completion of the sale of the Water Treatment Business, consisting of the BetzDearborn Division and certain Pulp and Paper Division treatment businesses, to GE Specialty Materials, a unit of General Electric Company.

                  The sale price was $1.8 billion in cash, resulting in net after tax proceeds of approximately $1.665 billion. As previously announced, the Company used the net proceeds to prepay debt under its senior credit facility and ESOP credit facility. The following provisions of the March 6, 2002 amendments to the senior credit facility and the ESOP credit facility became effective upon the consummation of the sale of the Water Treatment Business and the prepayment of debt under those credit facilities:

                  i. the release of the subsidiary stock pledged to the collateral agent;

                  ii. the elimination of the requirement that stock of any additional subsidiaries be pledged in the future; and

                  iii. increases in the permitted amounts of asset purchases and dispositions.

                  Proceeds from the divestiture will also serve as collateral for outstanding letters of credit.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits.

         10.1 Eighth Amendment with respect to Note Purchase Agreement, dated as of March 6, 2002, among Hercules Incorporated, Putnam Fiduciary Trust Company, and The Prudential Insurance Company of America.

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                                  SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        HERCULES INCORPORATED


May 3, 2002                    By:  /s/ Israel J. Floyd
                                  --------------------------------------------
                                               Israel J. Floyd
                                               Corporate Secretary
                                               and General Counsel


                                     -3-



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                                EXHIBIT INDEX


Number            Exhibit
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
10.1              Eighth Amendment with respect to Note Purchase Agreement,
                  dated as of March 6, 2002, among Hercules Incorporated,
                  Putnam Fiduciary Trust Company, and The Prudential Insurance
                  Company of America.


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